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                                                                   Exhibit 10.2

                           THE ASSOCIATED GROUP, INC.
                              AMENDED AND RESTATED
                   1994 STOCK OPTION AND INCENTIVE AWARD PLAN

1.       Purpose.

                  The purpose of The Associated Group, Inc. Amended and Restated 1994 Stock Option and Incentive Award Plan, as hereby amended and restated (the "Plan"), is to align the interests of officers, other employees, consultants and non-employee directors of The Associated Group, Inc. (formerly known as Associated Communications of Delaware, Inc.), a Delaware corporation ("AGRP"), and its subsidiaries, now held or hereafter acquired (collectively, the "Company"), with those of the stockholders of AGRP; to attract, motivate and retain the best available executive personnel and key employees of the Company by permitting them to acquire or increase their proprietary interest in AGRP; to compensate AGRP's non-employee directors and provide incentives to such non-employee directors which are directly linked to increases in stock value; to reinforce corporate, organizational and business-development goals; to promote the achievement of year-to-year and long-range financial and other business objectives; and to reward the performance of individual officers, other employees and non-employee directors in fulfilling their personal responsibilities for long-range achievements.

2.       Definitions.

                  The following terms, as used herein, shall have the following meanings:

         (a)      "AGRP" shall have the meaning set forth in Section 1 hereof.

         (b) "ACORN Plan" shall mean the Associated Communications Resources, Inc. 1989 Stock Option Plan.

         (c) "Annual Base Salary," with respect to a Participant who is a Covered Employee as of the end of a Per-


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formance Period, shall mean the annual rate of base salary of such Participant as in effect as of the first day of any Performance Period, without regard to any deferral of base salary pursuant to a salary deferral arrangement.

         (d) "Annual Incentive Compensation Award" shall mean an Award, pursuant to the Annual Incentive Compensation Program, contingent upon the attainment of Performance Goals with respect to a Performance Period.

         (e) "Annual Incentive Compensation Program" shall mean the program set forth in Section 9 of the Plan.


         (f) "Award" shall mean any Option (including Roll-Over Options and Conversion Options), Restricted Stock, Incentive Unit, Annual Incentive Compensation Award, SAR or LSAR granted pursuant, or which is otherwise subject, to the Plan.

         (g) "Award Agreement" shall mean any written agreement, contract or other instrument or document between AGRP and a Participant evidencing an Award.

         (h) "Board" shall mean the Board of Directors of AGRP.

         (i) "Change in Control" shall have the meaning set forth in Section 10(f) hereof.

         (j) "Class A Common Stock" shall mean the Class A Common Stock, par value $.10 per share (together with the accompanying Preferred Stock Purchase Rights), of AGRP.

         (k) "Class B Common Stock" shall mean the Class B Common Stock, par value $.10 per share (together with the accompanying Preferred Stock Purchase Rights), of AGRP.

         (l) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         (m) "Committee" shall mean the Compensation Committee or other committee of the Board comprised of non-employee directors of AGRP which administers the Plan.

         (n) "Company" shall have the meaning set forth in

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Section 1 hereof.

         (o) "Conversion Options" shall mean options originally granted pursuant to the MSI Plan, which have been equitably adjusted to become Nonqualified Stock Options under the Plan.

         (p) "Covered Employee" shall have the meaning set forth in Section 162(m)(3) of the Code.

         (q) "Disability" shall mean a disability which would qualify as such under the long-term disability plan of the Company.

         (r) "Effective Date" shall have the meaning set forth in Section 10(k) hereof.

         (s) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (t) "Executive Officer" shall mean an officer of the Company who, as of the beginning of a Performance Period, is an "executive officer" within the meaning of Rule 3b-7 promulgated under the Exchange Act.


         (u) "Fair Market Value" per share of Stock as of a particular date shall mean (i) the closing sale price per share of Stock (A) on the national securities exchange on which the Stock is principally traded for the last preceding date on which there was a sale of such Stock on such exchange or (B) if the Stock is not then traded on a national securities exchange, on the NNM for the last preceding date on which a sale of the Stock was reported on the NNM, (ii) if the Stock is not then traded on a national securities exchange and sales of the Stock are not then reported on the NNM, but the Stock is then quoted on an over-the-counter market other than the NNM, the average of the closing per share bid and asked prices for the Stock in such over-the-counter market for the last preceding date on which such prices were quoted in such market, (iii) if the shares of Stock are not then traded on a national securities exchange, sales of the Stock are not then reported on the NNM and the Stock is not then quoted on an over-the-counter market other than the NNM, (A) as to Awards granted under Section 7 hereof, the


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average of the closing prices per share of the Stock on the NNM over the ten trading days commencing five trading days after the date of grant or (B) as to all other Awards, such value as the Committee, in its sole discretion, shall determine.

         (v) "Incentive Stock Option" shall mean an Option that meets the requirements of Section 422 of the Code, or any successor provision, and is designated by the Committee as an Incentive Stock Option.

         (w) "Incentive Unit" shall mean a unit which is assigned a dollar value and which relates to a Long-Term Incentive Compensation Award.

         (x) "Initial Director" shall mean a Non-Employee Director of AGRP who is a member of the Board at the date of requisite AGRP stockholder approval of this Plan.

         (y) "Insider" shall mean a Participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

         (z) "LSAR" shall mean a stock appreciation right granted pursuant to
Section 6 which, in general, may be exercised only following a Change in Control.

         (aa) "Long-Term Incentive Compensation Award" shall mean an Award, granted pursuant to the Long-Term Incentive Compensation Program, the payment of which is contingent upon the attainment of Performance Goals with respect to a Performance Period.

         (bb) "Long-Term Incentive Compensation Program" shall mean the program set forth in Section 8 of the Plan.

         (cc) "MSI Plan" shall mean the Microwave Services, Inc. 1996 Stock Incentive Plan.

         (dd) "NNM" shall mean the Nasdaq National Market.


         (ee) "Non-Employee Director" shall mean a member of the Board who is not also an employee of the Company.

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         (ff) "Nonqualified Stock Option" shall mean an Option other than an
Incentive Stock Option.

         (gg) "Option" shall mean the right, granted pursuant to the Plan, of a holder to purchase shares of Stock under the Stock Option and SAR Program (or, with respect to a Non-Employee Director, pursuant to Section 7 hereof) at a price and upon the terms to be specified by the Committee (or, with respect to a Non-Employee Director, pursuant to Section 7 hereof).

         (hh) "Participant" shall mean an officer, other employee or consultant of the Company who is, pursuant to Section 4 of the Plan, selected to participate in the Plan and, with respect to Awards under Section 7 hereof, each Non-Employee Director.

         (ii) "Performance Goal" shall mean, with respect to the Long-Term Incentive Compensation Program and the Annual Incentive Compensation Program, the criteria and objectives, determined by the Committee, which must be met during the applicable Performance Period as a condition of the Participant's receipt of payment (or, in the case of Restricted Stock, the lapse of restrictions) with respect to an Award.

         (jj) "Performance Period" shall mean (i) with respect to the Long-Term Incentive Compensation Program, the period of three consecutive Plan Years or such other period (which in no case may be less than one Plan Year) as may be determined by the Committee and (ii) with respect to the Annual Incentive Compensation Program, each Plan Year.

         (kk) "Plan" shall have the meaning set forth in Section 1 hereof.

         (ll) "Plan Year" shall mean AGRP's fiscal year.

         (mm) "Restricted Stock" shall mean any shares of Stock issued to a Participant, without payment to AGRP, pursuant to Section 8(a) of the Plan.

         (nn) "Roll-Over Options" shall mean options originally granted pursuant to the ACORN Plan, which have been

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equitably adjusted to become Nonqualified Stock Options under the Plan.

         (oo) "Stock" shall mean shares of Class B Common Stock unless, pursuant to Article Fourth of AGRP's Restated Certificate of Incorporation, all outstanding shares of Class B Common Stock shall have become shares of Class A Common Stock, par value $.10 per share, in which event "Stock" shall mean shares of Class A Common Stock.

         (pp) "SAR" shall mean a tandem stock appreciation right, granted to a

Participant under Section 6, to be paid in an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right.

         (qq) "Stock Option and SAR Program" shall mean the program set forth in Section 6 hereof.

         (rr) "Subsequent Director" shall mean a Non-Employee Director of AGRP who becomes a member of the Board (or with respect to directors who are also employees of the Company, a director who becomes a Non-Employee Director) subsequent to the requisite AGRP stockholder approval of the Plan.

         (ss) "Ten Percent Stockholder" shall mean a Participant who, at the time an Incentive Stock Option is to be granted to such Participant, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company within the meaning of Sections 422(e) and 422(f), respectively, of the Code.

3.       Administration.

                  The Plan shall be administered by the Committee. The Committee shall have the authority, in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in connection with the administration of the

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Plan, including, without limitation, the authority to grant Awards (except under
Section 7 hereof); to determine the persons to whom and the time or times at which Awards shall be granted (except under Section 7 hereof); to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award (except under Section 7 hereof); to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered or accelerated or an Option or Options may be repriced to a lower exercise price (except under Section 7 hereof); to make adjustments in Performance Goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Award Agreements, consistent with the terms and provisions of the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan, consistent with the terms and provisions of the Plan.

                  The Committee shall consist of two or more persons, who are intended to be "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act and to meet the requirements of Section 162(m) of the Code with respect to Awards granted by them in their capacity as members of the Committee.


4.  Eligibility.

                  Awards may be granted to officers, other employees and consultants of the Company in the sole discretion of the Committee. In determining the persons to whom Awards shall be granted and the type of Award, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. Awards shall also be made to Non-Employee Directors in accordance with the provisions of
Section 7 hereof.


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5. Stock Subject to the Plan; Limitation on Grants.

                  The maximum number of shares of Stock reserved for issuance pursuant to the Plan shall be (i) 1,900,000* shares of Stock, with up to 300,000* of such shares being authorized to be issued as Restricted Stock, plus
(ii) 981,366* shares of Stock which shall become issuable upon the exercise of Roll-Over Options plus (iii) 1,727,438 shares of Stock which shall become issuable upon the exercise of Conversion Options. All such shares of Stock shall be subject to equitable adjustment as provided herein. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan to the extent permitted under Rule 16b-3 promulgated under the Exchange Act. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

                  During the term of this Plan, no Participant can receive stock-based Awards, including Options, Restricted Stock and SARs (but excluding Roll-Over Options and Conversion Options), relating to shares of Stock which in the aggregate exceed 20% of the total number of shares of Stock authorized pursuant to the Plan, as adjusted pursuant to the terms hereof.

                  In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock or other property), recapitalization,



--------
* Stated number gives effect to the adjustment, pursuant to this Section 5, as a result of the two-for-one stock dividend which was paid on October 27, 1997.


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stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code.

6.       Stock Option and SAR Program.

                  Each Option and SAR granted pursuant to this Section 6 shall be evidenced by an Award Agreement, in such form and containing such terms and conditions as the Committee shall from time to time approve, which Award Agreement shall comply with and be subject to the following terms and conditions, as applicable.

                  (a)      Stock Options

                           (1) Number of Shares.  Each Award Agreement shall
state the number of shares of Stock to which the Option relates.

                           (2) Type of Option.  Each Award Agreement shall state
that the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option.

                           (3) Option Price.  Each Award Agreement shall state
the Option price, which, except as provided in Section 6(a)(8)(B) below, shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Stock covered by the Option on the date of grant, provided, however, that the Option price of the Roll-Over Options and the Conversion Options, respectively, shall be such price which results from the equitable adjustment of the related options originally


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granted pursuant to the ACORN Plan and the MSI Plan, respectively. The Option price shall be subject to adjustment as provided in Section 5 hereof. Unless otherwise expressly stated in the Committee resolution expressly granting an Option, the date as of which the Committee adopts the resolution expressly granting an Option shall be considered the day on which such Option is granted.

                           (4) Method and Time of Payment.  The Option price
shall be paid in full, at the time of exercise, in cash (including cash received from the Company as compensation or cash borrowed from the Company), in shares of Stock having a Fair Market Value equal to such Option price, in a combination of cash and Stock or, in the sole discretion of the Committee, through a cashless exercise procedure.


                           (5) Term and Exercisability of Options.  Each Award
Agreement shall provide that each Option shall become exercisable over a period determined by the Committee in its discretion, provided, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period shall be not more than ten (10) years from the date of the grant of the Option, except as provided in Section 6(a)(8)(B) below, or such shorter period as is determined by the Committee. The exercise period shall be subject to earlier termination as provided in Section 6(a)(6) hereof. An Option may be exercised, as to any or all full shares of Stock as to which the Option has become exercisable, by written notice delivered in person or by mail to the Secretary of AGRP, specifying the number of shares of Stock with respect to which the Option is being exercised, together with payment in full of the Option price. For purposes of the preceding sentence, the date of exercise will be deemed to be the date upon which the Secretary of AGRP receives both the notification and the payment.

   (6) Termination. If a Participant's employment by the Company terminates, the Committee will have the exclusive authority to determine if and for how long, and under what conditions, such Option may be exer-


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cised after such termination; however, in no event will an Option continue to be exercisable beyond the expiration date of such Option.

                           (7) Stock Appreciation Rights.  The Committee shall
have authority to grant a tandem SAR to the grantee of any Option under the Plan with respect to all or some of the shares of Stock covered by such related Option. A SAR shall, except as provided in this paragraph (7), be subject to the same terms and conditions as the related Option. Each such tandem SAR granted pursuant to the Plan shall be reflected in the Award Agreement relating to the related Option.

                                    (A) Time of Grant.  A SAR may be granted
either at the time of grant, or at any time thereafter during the term of the Option; provided, however, that SARs related to Incentive Stock Options may only be granted at the time of grant of the related Option.

                                    (B) Payment. A SAR shall entitle the holder
thereof, upon exercise of the SAR or any portion thereof, to receive payment of an amount computed pursuant to paragraph (D) below.

                                    (C) Exercise. A SAR shall be exercisable at
such time or times and only to the extent that the related Option is exercisable, and will not be transferable except to the extent the related Option may be transferable. A SAR granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a share of Stock on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option.

                                    (D) Amount Payable.  Upon the exercise of

a SAR, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share of Stock on the date of exercise of such SAR over the price of the Option, by (ii) the number of shares of Stock as to which such SAR is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any SAR by including such a limit at the time


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it is granted.

                                    (E) Treatment of Related Options and SARs
Upon Exercise. Upon the exercise of a SAR, the related Option shall be cancelled to the extent of the number of shares of Stock as to which the SAR is exercised (and will be deemed to have been exercised for purposes of determining the number of shares available for the grant of Options under the Plan), and upon the exercise of an Option granted in connection with a SAR, the SAR shall be cancelled to the extent of the number of shares of Stock as to which the Option is exercised.

                                    (F) Method of Exercise. SARs shall be
exercised by a Participant only by a written notice delivered in person or by mail to the Secretary of AGRP, specifying the number of shares of Stock with respect to which the SAR is being exercised. If requested by the Committee, the Participant shall deliver the Award Agreement evidencing the SAR and the related Option to the Secretary of AGRP, who shall endorse thereon a notation of such exercise and return such Award Agreement to the Participant. For purposes of this paragraph (F), the date of exercise will be deemed to be the date upon which the Secretary of AGRP receives such notification.

                                    (G) Form of Payment. Payment of the amount
determined under paragraph (D) above may be made solely in whole shares of Stock in a number determined based upon their Fair Market Value on the date of exercise of the SAR or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and shares of Stock as the Committee deems advisable. If the Committee decides to make full payment in shares of Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash. Notwithstanding the foregoing, to the extent required by Rule 16b-3 promulgated under the Exchange Act, no payment in the form of cash may be made upon the exercise of a SAR to a Participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act, unless the exercise of such SAR is made during the period beginning on the third business day and ending on the twelfth business day following the date of release for publication of AGRP's quarterly or annual

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statements of earnings or is otherwise made under circumstances which comply with said Rule 16b-3.

                           (8) Incentive Stock Options.  Options granted as
Incentive Stock Options shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in this

Section 6.

                                    (A) Value of Shares.  The aggregate Fair
Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and all other Plans of the Company become exercisable for the first time by each Participant during any calendar year shall not exceed $100,000.

                                    (B) Ten Percent Stockholder.  In the case
of an Incentive Stock Option granted to a Ten Percent Stockholder, (x) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Stock on the date of grant of such Incentive Stock Option, and (y) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

                           (9) Limited Stock Appreciation Rights.

                  The Committee shall have the authority to grant a SAR which shall become exercisable only in the event of a Change in Control (as defined in Section 10(f) hereof) (a "LSAR") to the grantee of any Option under the Plan with respect to all or some of the shares of Stock covered by such related Option and shall be subject to such terms and conditions as the Committee may specify at the time of grant. Each LSAR granted pursuant to the Plan shall be evidenced by an Award Agreement. A LSAR granted to a Participant who is an Insider shall be subject to such additional terms and conditions as the Committee may deem necessary to comply with the requirements of Rule 16b-3 under the Exchange Act. In the case of a LSAR granted in respect of an Incentive Stock Option, the grantee may not receive an amount in excess of the maximum amount that will enable such option to continue to qualify as an Incentive Stock Option.


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1.       Non-Employee Directors Formula Award Program.

                  The provisions of this Section 7 (and not those of Section 6 hereof) shall apply only to grants of Options to Non-Employee Directors. The provisions of this Section 7 shall not be amended more than every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

                  (a) General. Non-Employee Directors shall receive Nonqualified Stock Options under the Plan. The exercise price per share of Stock purchasable under Options granted to Non-Employee Directors shall be the Fair Market Value of a share of Stock on the date of grant. No Option granted to a Non-Employee Director may be subject to a discretionary acceleration of exercisability except upon a Change in Control as defined in Section 10(f) hereof.

                  (b) Initial Grants to Initial Directors. Upon the Effective Date, each Initial Director was granted an Option to purchase 5,000 shares of Stock.


                  (c) Initial Grants To Subsequent Directors. Each Subsequent Director will, at the time such director becomes a member of the Board, be granted automatically an Option to purchase 5,000* shares of Stock.

                  (d) Subsequent Grants To Directors. On the date of each annual meeting of stockholders of AGRP subsequent to the Effective Date, each continuing Initial Director will be granted automatically an Option to purchase 5,000* shares of Stock. On the date of each annual meeting of stockholders of AGRP subsequent to a Subsequent Director's becoming a Non-Employee Director, each Subsequent Director will be granted automatically an Option to purchase 5,000* shares of Stock.

                  (e) Method and Time of Payment. The Option


--------
* Stated number gives effect to the adjustment, pursuant to this Section 5, as a result of the two-for-one stock dividend which was paid on October 27, 1997.

price shall be paid in full, at the time of exercise, in cash (including cash received from the Company as compensation or cash borrowed from the Company), in shares of Stock having a Fair Market Value equal to such Option price, in a combination of cash and Stock or through a cashless exercise procedure.

                  (f) Term and Exercisability. Each Option granted under this
Section 7 shall be exercisable as to 50 percent of the shares of Stock covered by the Option on the first anniversary of the date the Option is granted and as to the remaining 50 percent of the shares of Stock covered by the Option on the second anniversary of such date of grant. Each Option granted under this Section 7 shall expire ten (10) years from the date of grant. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires.

                  (g) Termination. Upon the termination of a Non-Employee Director from such position, for any reason, all Options granted to such Non-Employee Director pursuant to this Section 7 shall remain exercisable for a period of one year following the date of such termination, but in no event may the term of an Option be extended beyond its expiration date.

2.       Long-Term Incentive Compensation Program.

                  Awards granted pursuant to this Section 8 shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve and the terms and conditions of such Awards shall be set forth therein. Awards may be granted in the form of Restricted Stock or Incentive Units.

                  (a) Restricted Stock. The Committee shall determine the number of shares of Restricted Stock granted pursuant to the Award and the Performance Goals for the Performance Period, the attainment of which will cause the restrictions to lapse in whole or in part and allow all or a specified portion of the Restricted Stock to vest, as specified in the Award Agreement.

                           (1) Restrictions.  During the Performance Period,
shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution. Certificates for shares of Stock issued pursuant to Awards of Restricted Stock shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares of Stock in contravention of such restrictions shall be null and void and without effect. During the Performance Period, such certificates shall be held in escrow by an escrow agent appointed by the Committee.

                           (2) Forfeiture.  Subject to such exceptions as may be
determined by the Committee, if the Participant's continuous employment with the Company shall terminate for any reason prior to the expiration of the Performance Period of an Award, or to the extent any Performance Goals for the Performance Period are not met, any shares remaining subject to restrictions shall thereupon be forfeited by the Participant and transferred to, and reacquired by, AGRP at no cost to AGRP.

                           (3) Ownership.  Except to the extent otherwise set
forth in the Award Agreement, during an Performance Period the Participant shall possess all incidents of ownership of such shares, subject to Section 8(a)(1), including the right to receive dividends with respect to such shares and to vote such shares.

                  (b) Incentive Units. The Committee shall determine the value of Incentive Units granted pursuant to the Award and the Performance Goals for the Performance Period with respect to such Award. Unless otherwise provided by the Committee in connection with specified terminations of employment, or except as set forth in Section 10(f) hereof, payment in respect of Incentive Units shall be made only if and to the extent the Performance Goals with respect to such Performance Period are attained. Performance Goals may include a level of performance below which no payment shall be made and levels of performance at which specified percentages (which may be greater than 100%) of the value of the Incentive Units shall be paid.

                  (c) Special Provisions Regarding Awards. Notwithstanding anything to the contrary contained in this Section 8, (1) the Performance Goals in respect of Long-Term Incentive Compensation Awards granted pursuant to this
Section 8 to Participants who are Executive Officers shall be based on the attainment of specified increases to the trading price of Stock during a Performance Period, (2) in no event shall payment in respect of Incentive Units granted for a Performance Period be made to a Participant who is a Covered Employee as of the end of such Performance Period in an amount which exceeds 100% of such Participant's Annual Base Salary and (3) in no event shall payment in respect of Incentive Units granted for a Performance Period be made to a Participant who is a Covered Employee as of the end of such Performance Period in an amount which exceeds $5,000,000 per year.


                  (d) Time and Form of Payment. Unless otherwise determined by the Committee, all payments in respect of Incentive Units granted under this
Section 8 shall be made within a reasonable period after the end of the Performance Period. In the case of Participants who are Covered Employees as of the end of the Performance Period, unless otherwise determined by the Committee, such payments shall be made (and the restrictions on shares of Restricted Stock shall lapse and such shares shall vest) only after achievement of the applicable Performance Goals has been certified by the Committee. Payments in respect of Incentive Units shall be made either in cash or in Stock, or in combination of cash and Stock, as determined by the Committee. For purposes of the preceding sentence, the Fair Market Value of Stock (as of the date of payment) delivered in full or partial payment of Incentive Units shall equal the portion of the value of Incentive Units (determined as of the end of the Performance Period) with respect to which such payment is being made.

3.       Annual Incentive Compensation Program.

                  Awards granted pursuant to this Section 9 shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve and the terms and conditions of such Awards shall be set forth therein.

                  (a) General. The Committee shall determine the amount of each Annual Incentive Compensation Award and shall specify with respect to a Performance Period the Performance Goals applicable to the Award. Unless otherwise provided by the Committee in connection with specified terminations of employment, or except as set forth in Section 10(f) hereof, payment in respect of Annual Incentive Compensation Awards shall be made only if and to the extent the Performance Goals with respect to such Performance Period are attained. Performance Goals may include a level of performance below which no payment shall be made and levels of performance at which specified percentages (which may not be greater than 100%) of the Annual Incentive Compensation Award shall be paid.

                  (b) Special Provisions Regarding Awards. Notwithstanding anything to the contrary contained in this Section 9, (1) the Performance Goals in respect of Annual Incentive Compensation Awards granted pursuant to this
Section 9 to Participants who are Executive Officers shall be based on the attainment of specified increases to the trading price of Stock during a Performance Period, (2) in no event shall payment in respect of Annual Incentive Compensation Awards granted for a Performance Period be made to a Participant who is a Covered Employee as of the end of such Performance Period in an amount which exceeds 100% of such Participant's Annual Base Salary and (3) in no event shall payment in respect of Incentive Units granted for a Performance Period be made to a Participant who is a Covered Employee as of the end of such Performance Period in an amount which exceeds $1,500,000 per year.

                  (c) Time and Form of Payment. Unless otherwise determined by the Committee, all payments in respect of Annual Incentive Compensation Awards granted under this Section 9 shall be made within a reasonable period after the end of the Performance Period. In the case of Participants who are Covered

Employees as of the end of the Performance Period, unless otherwise determined by the Committee, such payments shall be made only after achievement of the Performance Goals has been certified by the Committee. Payments shall be made either in cash or in Stock, or in a combination of cash and Stock, as determined by the Committee. For purposes of the preceding sentence, the Fair Market Value of Stock (as of the date of payment) delivered in full or partial payment of Annual Incentive Compensation Awards shall equal the portion of the value of Annual Incentive Compensation Awards (determined as of the end of the Performance Period) with respect to which such payment is being made.

4.       General Provisions.

                  (a) Compliance with Legal Requirements. The Plan and the granting and exercising of Awards, and the other obligations of the Company under the Plan and any Award Agreement or other agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Stock under any Award as the Company may consider appropriate and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations.

                  (b) Nontransferability. Awards shall not be transferable by a Participant other than transfers by the holder of an Award to his or her family members (to the extent permitted by Rule 16b-3 under the Exchange Act) by will or the laws of descent and distribution or, if then permitted by Rule 16b-3 under the Exchange Act, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative.

                  (c) No Right To Continued Employment. Nothing in the Plan or in any Award granted or any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company to terminate such Participant's employment.

                  (d) Withholding Taxes. Where a Participant or other person is entitled to receive shares of Stock pursuant to the exercise of an Option or is otherwise entitled to receive shares of Stock or cash pursuant to an Award hereunder, the Company shall have the right to require the Participant or such other person to pay to the Company the amount of any taxes which the Company may be required to withhold before delivery to such Participant or other person of cash or a certificate or certificates representing such shares.

                           Upon the disposition of shares of Stock acquired
pursuant to the exercise of an Incentive Stock Option, the Company shall have the right to require the payment of the amount of any taxes which are required by law to be withheld with respect to such disposition.

                           Unless otherwise prohibited by the Committee or by
applicable law, a Participant may satisfy any such withholding tax obligation by any of the following methods, or by a combination of such methods: (a) tendering a cash payment; (b) authorizing the Company to withhold from the shares of Stock or cash otherwise payable to such Participant (1) one or more of such shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation or (2) cash in an amount less than or equal to the amount of the total withholding tax obligation; or (c) delivering to the Company previously acquired shares of Stock (none of which shares may be subject to any claim, lien, security interest, community property right or other right of spouses or present or former family members, pledge, option, voting agreement or other restriction or encumbrance of any nature whatsoever) having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation. A Participant's election to pay his or her withholding tax obligation (in whole or in part) by the method described in (b)(1) above is irrevocable once it is made, may be disapproved by the Committee and, if made by any director, officer or other person who is subject to Section 16(b) of the Exchange Act, must be made (x) only during the period beginning on the third business day following the date of release of the Company's quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following the date of such release or (y) not less than six months prior to the date such Participant's withholding tax obligation arises.

                  (e) Amendment and Termination of the Plan. The Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, no amendment which requires stockholder approval under applicable Delaware law or in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act or Code
Section 162(m) shall be effective unless the same shall be approved by the requisite vote of the stockholders of AGRP. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant's consent, under any Award theretofore granted under the Plan. The power to grant Options under the Plan will automatically terminate at the end of the 2004 fiscal year. If the Plan is terminated, any unexercised Option shall continue to be exercisable in accordance with its terms and the terms of the Plan in effect immediately prior to such termination. If, while any Awards remain outstanding under the Plan, AGRP determines to register as an investment company or elects to become a "business development company" as defined in the Investment Company Act of 1940, as amended (the "ICA"), the Committee will have the discretion to terminate the Plan, to make any provision it deems appropriate with respect to any or all outstanding Awards (including without limitation the cancellation or termination thereof in exchange for a cash payment) or to make any amendments to the Plan as are necessary or appropriate to comply with the applicable provisions of the ICA.

                  (f) Change in Control. Notwithstanding any other provision of the Plan to the contrary, if, while any Awards remain outstanding under the Plan, a Change in Control of AGRP (as defined in this Section 10(f)) shall occur, then, subject to the discretion of the Committee

(unless otherwise provided in the applicable Award Agreement), (1) all Options, SARs and LSARs granted under the Plan that are outstanding at the time of such Change in Control may become immediately exercisable in full and/or may be cancelled in exchange for a cash payment, without regard to the years that have elapsed from the date of grant; (2) with respect to Awards of Incentive Units granted under the Long-Term Incentive Compensation Program and with respect to Annual Incentive Compensation Awards granted under the Annual Incentive Compensation Program, all Performance Periods outstanding at the time of such Change in Control may be deemed to have been completed, the maximum level of performance set forth under the respective Performance Goals may be deemed to have been attained and a pro rata portion (based on the number of full and partial months which have elapsed with respect to each Performance Period) of each such outstanding Award granted to each Participant for all outstanding Performance Periods may become payable in cash to each Participant, with the remainder of each such outstanding award being cancelled for no value; and (3) all restrictions with respect to shares of Restricted Stock may lapse, and such shares may be fully vested and nonforfeitable.

                           For purposes of this paragraph 10(f), a "Change in
Control" of AGRP shall occur upon the happening of the earliest to occur of the following:

                           (i)  any "person," as such term is used in Sections
13(d) and 14(d) of the Exchange Act (other than (1) AGRP, (2) any trustee or other fiduciary holding securities under an employee benefit plan of AGRP or (3) any corporation owned, directly or indirectly, by the stockholders of AGRP in substantially the same proportions as their ownership of Stock (each an "excluded person")), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of AGRP (not including in the securities beneficially owned by such person any securities acquired directly from AGRP or its affiliates) representing 30% or more of the combined voting power of AGRP's then outstanding voting securities;

                           (ii) during any period of not more than
two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with AGRP to effect a transaction described in clause (i), (iii) or (iv) of this paragraph (f)) whose election by the Board or nomination for election by AGRP's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (other than approval given in connection with an actual or threatened proxy or election contest), cease for any reason to constitute at least a 70 percent majority of the Board;

                           (iii) the stockholders of AGRP approve a merger or
consolidation of AGRP with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of AGRP outstanding immediately prior thereto continuing to represent (either by remaining outstanding without conversion or by being converted into voting securities of the surviving or parent entity) 80% or more of the combined voting power of the voting securities of AGRP or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of AGRP (or similar transaction) in which no "person" (as herein above defined) acquires 30% or more of the combined voting power of AGRP's then outstanding securities; or

                           (iv) the stockholders of AGRP approve a plan of
complete liquidation of AGRP or an agreement for the sale or disposition by AGRP of all or substantially all of AGRP's assets (or any transaction having a similar effect).

                  (g) Participant Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a stockholder with respect to any shares of stock covered by any Award until the date of the issuance of a Stock certificate to him for such shares.

                  (h) Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of AGRP.

                  (i) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

                  (j) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

                  (k) Effective Date; Amendments. The Associated Group, Inc. 1994 Stock Option and Incentive Award Plan (the "Original Plan") was originally adopted by the Board and approved by Associated Communications Corporation, a Delaware corporation ("ACC"), as sole stockholder of AGRP, on December 14, 1994, and became effective on December 15, 1994 (the "Effective Date"). As of the Effective Date, the Board amended and restated the Original Plan to incorporate certain clarifications and make certain other adjustments to the provisions of the Original Plan, which amendment and restatement was subsequently amended and restated as set forth herein as of March 16, 1998.

                  (l) Beneficiary. A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the grantee's beneficiary.

                  (m) Interpretation. The Plan is designed and intended to comply with Rule 16b-3 promulgated under the Exchange Act and, to the extent applicable, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.